UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2006

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-15529	58-1435435
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005

(Address of principal office)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencment communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Jay Toole, 61, was appointed to the Board of Directors of Optio Software, Inc. (“Optio” or the “Company”) on September 15, 2006.  Mr. Toole was appointed by the Board of Directors in accordance with the By-Laws of the Company, by increasing the size of the Board of Directors to seven (7) members and then appointing Mr. Toole to fill the vacancy.  Mr. Toole will serve until the next shareholders’ meeting to elect Directors, at which meeting the directorship position held by Mr. Toole, if it is continued, will be apportioned among the classes of Directors (which sets the term of office), and nominees shall be submitted to the shareholders for a vote.  Mr. Toole may be a nominee.  Mr. Toole has not yet been appointed to any committees.

Since March, 2004, Mr. Toole has been the Chairman of the Board of Directors of Dearborn Advisors, a health care professional services firm.  From  November, 1992  to September, 2003, Mr. Toole was a Partner with Ernst & Young and a Vice-President with  Cap Gemini Ernst & Young, where he served as National Director of IT and National Leader of Clinical Transformation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2006		OPTIO SOFTWARE, INC.

	By:	/s/ C. Wayne Cape
C. Wayne Cape
President and Chief Executive Officer